As filed with the Securities and Exchange Commission on August 13, 2004 Registration Statement No. 333-85299

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                                  BORGWARNER INC.
                (Exact name of Registrant as specified in charter)
          Delaware                                13-3404508
     (State or other jurisdiction of          (I.R.S. Employer
     incorporation or organization)          Identification No.)

                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                     (Address of Principal Executive Offices)

              BORG-WARNER AUTOMOTIVE MEDALLION RETIREMENT SAVINGS PLAN
                              (Full title of the plan)

                             LAURENE H. HORISZNY, ESQ.
                                  BorgWarner Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500
             (Name, address and telephone number of agent for service)




                            DEREGISTRATION OF SECURITIES

     On August 16, 1999, BorgWarner, Inc. (the "Company") filed a registration statement on Form S-8 (Registration No. 333-85299) with the Securities and Exchange Commission that registered 30,000 shares of common stock of the Company, par value $.01 per share, and an indeterminate amount of plan interests to be offered or sold pursuant to the Borg-Warner Automotive Medallion Retirement Savings Plan (the "Plan").

     Effective December 1, 2003, the Plan, along with four other defined contribution employee benefit plans, was merged with and into the BorgWarner Employees Retirement Savings Plan. As of that date, 25,812 shares of common stock remained registered and unissued under the Form S-8, Registration No. 333-85299. The Company has ceased offering securities under the Plan, and no additional securities will be issued thereunder.

     In accordance with the undertakings contained in Part II, Item 9 of the registration statement and the rules promulgated by the Securities and Exchange Commission, we are filing this Post-Effective Amendment No. 1 to the Registration Statement to transfer the remaining unissued 25,812 shares of common stock registered under Registration Statement No. 333-85299 to the BorgWarner Employees Retirement Savings Plan, into which such Plan was merged as described above.

Item 8.  Exhibits.

     The exhibit listed below is filed herewith and made a part hereof.

Exhibit
Number         Description of Document
-------        ----------------------------
 24.1          Power of Attorney

SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 13, 2004.

                                   BORGWARNER INC.


                                   By: /s/TIMOTHY M. MANGANELLO
                                        Timothy M. Manganello
                                   Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                               Title                    Date

/s/TIMOTHY M. MANGANELLO      Chairman of the Board and     August 13, 2004
TIMOTHY M. MANGANELLO         Chief Executive Officer


/s/ROBIN J. ADAMS             Executive Vice President,     August 13, 2004
ROBIN J. ADAMS                Chief Financial Officer &
                              Chief Administration Officer
                              (Principal Financial Officer)



/s/WILLIAM C. CLINE           Vice President and Controller August 13, 2004
WILLIAM C. CLINE              (Principal Accounting Officer)

*
JOHN RAU                      Director       August 13, 2004

*
ALEXIS P. MICHAS              Director       August 13, 2004

*
PAUL E. GLASKE                Director       August 13, 2004

*
WILLIAM E. BUTLER             Director       August 13, 2004

*
ERNEST J. NOVAK, JR.          Director       August 13, 2004

*
ANDREW F. BRIMMER             Director       August 13, 2004

*
JERE A. DRUMMOND              Director       August 13, 2004

*
PHYLLIS O. BONNANO            Director       August 13, 2004

/s/TIMOTHY M. MANGANELLO      *As attorney-in-fact for     August 13, 2004
TIMOTHY M. MANGANELLO         directors marked by an asterisk.


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Retirement Savings Plan Committee as Administrator of the Borg-Warner Automotive Medallion Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 13, 2004.

BORG-WARNER AUTOMOTIVE MEDALLION RETIREMENT SAVINGS PLAN

By:  /s/WILLIAM C. CLINE
     WILLIAM C. CLINE
     Member of the Retirement Savings Plan Committee as Administrator

By:  /s/TIMOTHY M. MANGANELLO
     TIMOTHY M. MANGANELLO
     Member of the Retirement Savings Plan Committee as Administrator

By:  /s/REGIS J. TRENDA
     REGIS J. TRENDA
     Member of the Retirement Savings Plan Committee as Administrator

By:  /s/ROBIN J. ADAMS
     ROBIN J. ADAMS
     Member of the Retirement Savings Plan Committee as Administrator

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 EXHIBIT INDEX
Exhibit
Number    Description of Document

24.1      Power of Attorney.